Exhibit (a)(1)(iv)

NOTICE OF WITHDRAWAL OF TENDER

Regarding Common Shares of Beneficial Interest In

BlackRock Private Investments Fund

Tendered Pursuant to the Offer to Purchase

Dated December 26, 2024

The Offer will expire

at, and this Notice of Withdrawal must be

received by, 11:59 p.m., Eastern Time,

on January 27, 2025, unless the Offer is extended.

A.	IF YOU SUBMITTED YOUR TENDER OFFER THROUGH A FINANCIAL INTERMEDIARY: COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN TO YOUR FINANCIAL ADVISOR / PORTFOLIO MANAGER

You are responsible for confirming that this Notice of Withdrawal is received by your Financial Adviser or Portfolio Manager. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

OR

B.	IF YOU SUBMITTED YOUR TENDER OFFER DIRECTLY TO THE FUND’S TRANSFER AGENT: PLEASE COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN TO THE FUND’S TRANSFER AGENT AT:

Regular Mail State Street Bank and Trust Company Attn: Quincy Nunnally-Transfer Agency P.O. Box 5493 Boston, MA 02206	E-MAIL: BLK_RegAlts_INQ@statestreet.com FOR ADDITIONAL INFORMATION CALL: 1-888-204-3956

Overnight Mail State Street Bank and Trust Company Attn: Quincy Nunnally-Transfer Agency 1776 Heritage Drive JAB/3 North Quincy, MA 02171

You are responsible for confirming that this Notice of Withdrawal is received by State Street Bank and Trust Company, the Fund’s Transfer Agent. To assure good delivery, please send this Notice to the Transfer Agent, and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its common shares of beneficial interest (“Shares”) in BlackRock Private Investments Fund (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

☐	All Shares

☐	Portion of Shares expressed as a number of Shares: ___________________ number of Shares

☐	Portion of Shares expressed as a specific dollar value: $__________________

Fund Account #:
Account Name/Registration:
Address:
City, State, Zip
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

The undersigned recognizes that upon submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Fund.

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this Notice of Withdrawal of Tender relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this Notice of Withdrawal of Tender. If this Notice of Withdrawal of Tender is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted together with this Notice of Withdrawal of Tender.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Notice of Withdrawal of Tender – BlackRock Private Investments Fund	Page 1